Exhibit 4.1

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO RESTRICTIONS ON RESALE AND MAY NOT BE RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Warrant to Purchase up to 231,482 Common Shares

of

Altair Nanotechnologies Inc.

PLACEMENT AGENT'S WARRANT

Dated: December 18, 2006

This certifies that COWEN AND COMPANY, LLC (herein sometimes called the “Placement Agent”) or its permitted transferee (the Placement Agent or any such permitted transferee is sometimes herein called the “Holder”) is entitled to purchase from ALTAIR NANOTECHNOLOGIES INC., a corporation continued under the Canada Business Corporations Act (the “Company”), at the price and during the period as hereinafter specified, up to 231,482 shares (the “Shares”) without nominal or par value, of the Company (the “Common Shares”), at a purchase price of $3.375 per share, subject to adjustment as described below (as so adjusted from time to time, the “Exercise Price”), at any time during the five-(5) year period commencing from the date hereof (the “Closing Date”).

This Placement Agent's Warrant (the “Placement Agent's Warrant”) is issued pursuant to a Placement Agent Agreement between the Company and the Placement Agent, in connection with a public offering of the Company’s Common Shares, through the reasonable efforts of the Placement Agent, as therein described (the “Placement Agent Agreement”). All capitalized terms used herein and not otherwise defined, shall have the meanings ascribed to such terms in the Placement Agent Agreement.

1.  Exercise. The rights represented by this Placement Agent's Warrant shall be exercisable at the Exercise Price, and during the periods as follows:

(a)  At any time and from time to time between, the Closing Date and December 18, 2011 (the expiration of five (5) years from the Closing Date, also referred to herein as the “Expiration Date”) inclusive, the Holder shall have the right to purchase all or any portion of the Shares at the Exercise Price.

(b) After the Expiration Date, the Holder shall have no right to purchase all or any portion of the Shares hereunder.

2.  Payment for Shares; Issuance of Certificates; Net Exercise.

(a)  The rights represented by the Placement Agent's Warrant may be exercised at any time within the periods above specified, in whole or in part, by (i) the surrender of the Placement Agent's Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the Exercise Price then in effect for the number of Shares specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of Section 6 and subsections (b), (c), (d), (e) and (f) of Section 7 hereof. The Placement Agent's Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date the Placement Agent's Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Section 2, and the person or persons in whose name or names the certificates for the Shares shall be issuable upon such exercise shall become the holder or holders of record of such Shares at that time and date. The Shares and the certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) business days, after the rights represented by this Placement Agent's Warrant shall have been so exercised.

(b)  Notwithstanding anything to the contrary contained in Section 2(a), the Holder may elect to exercise this Placement Agent's Warrant in whole or in part on a “cashless exercise basis” by receiving Shares equal to the value (as determined below) of this Placement Agent's Warrant, or any part hereof, upon surrender of the Placement Agent's Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to the Holder a number of Shares computed using the following formula:

X =      Y(A-B)
A

Where:	X =	the number of Shares to be issued to the Holder;
Y =
the number of Shares issuable upon exercise of this Placement Agent's Warrant or, if only a portion of this Placement Agent’s Warrant is being exercised, the portion of this Placement Agent’s Warrant being canceled (at the date of such calculation);

	A =	the fair market value of one Common Share (at the date of such calculation); and
	B =	the Exercise Price (as adjusted to the date of such calculation).

For the purpose of any computation under this Subsection 2(b), the fair market value per Common Share at any date shall be deemed to be the Closing Price (as defined below) of the Common Shares on the Trading Day immediately preceding the date as of which the fair market value is being determined, provided that if the Common Shares are not then listed or quoted on any market or exchange, then the fair market value shall be the average of the closing bid prices for the Common Shares on the OTC Bulletin Board, or, if such is not available, the Pink Sheets LLC, or otherwise the average of the closing bid prices for the Common Shares quoted by two market-makers of the Common Shares, or otherwise such fair market value shall be determined in good faith by the Company and the Holders. “Trading Day” shall mean any day on which the principal United States securities exchange or trading market on which the Common Shares are listed, quoted or traded (the “Principal Market”) as reported by Bloomberg Financial Markets (“Bloomberg's”) is open for trading. “Closing Price” shall mean the average of the last sale prices for the Common Shares on the Principal Market for the ten Trading Days previous to the date of determination.

3.  Transfer. (a) Any transfer of this Placement Agent's Warrant shall be effected by the Holder by (i) executing the form of assignment at the end hereof and (ii) surrendering the Placement Agent's Warrant for cancellation at the office or agency of the Company referred to in Section 2 hereof, accompanied by (y) a certificate (signed by an officer of the Holder, or other authorized representative reasonably satisfactory to the Company, if the Holder is an entity) stating that each transferee is a permitted transferee under this Section 3; and, if applicable, (z) an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that the Shares or the Placement Agent’s Warrant, as the case may be, may be sold or otherwise transferred without registration under the Securities Act of 1933, as amended (the “Act”). Notwithstanding the foregoing, the Holder agrees that it shall not sell or transfer all or any part of the Placement Agent’s Warrant or the Shares to a resident of Canada or a person subject to the securities laws of Canada for a period of at least four (4) months from the date hereof.

Upon any transfer of this Placement Agent's Warrant or any part thereof in accordance with the first sentence of this Section 3(a), the Company shall issue, in the name or names specified by the Holder (including the Holder), a new Placement Agent's Warrant or Warrants of like tenor (including all substantive provisions hereof) and representing in the aggregate rights to purchase the same number of Shares as are purchasable hereunder at such time.

(b)  Any attempted transfer of this Placement Agent's Warrant or any part thereof in violation of this Section 3 shall be null and void ab initio.

(c) This Placement Agent’s Warrant may not be exercised and neither this Placement Agent’s Warrant nor any of the Shares, nor any interest in either, may be offered, sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities laws and applicable Canadian securities laws and the terms and conditions hereof. Each Placement Agent’s Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Placement Agent’s Warrant. Each certificate for Shares issued upon exercise of this Placement Agent’s Warrant, unless at the time of exercise such Shares are acquired pursuant to a registration statement that has been declared effective under the Act and applicable blue sky laws, shall bear a legend substantially in the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM. ALTAIR NANOTECHNOLOGIES INC. MAY REQUIRE AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT THAT A PROPOSED TRANSFER OR SALE IS IN COMPLIANCE WITH THE ACT.”

Additionally, similar legends pursuant to Canadian law, as applicable, shall be set forth on any such Shares or Placement Agent’s Warrant, as reasonably determined by the Company’s Canadian counsel.

Any certificate for any Shares issued at any time in exchange or substitution for any certificate for any Shares bearing such legend (except a new certificate for any Shares issued after the acquisition of such Shares pursuant to a registration statement that has been declared effective under the Act) shall also bear such legend unless, in the opinion of counsel for the Company, the Shares represented thereby need no longer be subject to the restriction contained herein. The provisions of this Section 3(c) shall be binding upon all subsequent holders of certificates for Shares bearing the above legend and all subsequent holders of this Placement Agent’s Warrant, if any.

4.  Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all Shares which may be purchased hereunder will, upon issuance and delivery against payment therefor of the requisite purchase price, be duly and validly issued, fully paid and nonassessable. The Company further covenants and agrees that, during the periods within which the Placement Agent's Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Shares to provide for the exercise of the Placement Agent's Warrant.

5.  No Voting or Dividend Rights. The Placement Agent's Warrant shall not entitle the Holder to any voting rights or any other rights, including without limitation notice of meetings of other actions or receipt of dividends or other distributions, as a stockholder of the Company.

6.  Registration Rights.  (a)  The Company covenants and agrees that (subject to the provisions of this Section 6), within 30 days from the date hereof, it will prepare and file with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (or if such form is not available, a Form S-1) (the “Registration Statement”) covering all of the Shares underlying the Placement Agent’s Warrant (the “Registrable Securities”) for a secondary or resale offering to be made on a continuous basis pursuant to Rule 415. The Company will use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Act (including filing with the Commission a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Act within five (5) business days of the date that the Company is notified by the Commission that the Registration Statement will not be “reviewed” or is no longer subject to further review by the Commission) and to keep the Registration Statement continuously effective until the earlier of (i) such time that all of the Registrable Securities have been sold, (ii) the date when the Holder may sell the Registrable Securities pursuant to Rule 144(k) promulgated under the Act, as determined by counsel to the Company pursuant to a written opinion letter, or (iii) the Expiration Date.

(b)  If (i) at any time when a prospectus relating to Registrable Securities is required to be made available under the Act, the Company discovers that, or any event occurs as a result of which, the prospectus (including any supplement thereto) included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) the Commission issues any stop order suspending the effectiveness of the Registration Statement or proceedings are initiated or threatened for that purpose, then the Company shall promptly deliver a written notice to such effect to each Holder whose Registrable Securities are included in the Registration Statement, and each such Holder shall immediately upon receipt of such notice discontinue its disposition of Registrable Securities pursuant to the Registration Statement until the copies of the supplemented or amended prospectus contemplated by the immediately following sentence is made available and, if so directed by the Company, shall deliver to the Company (at the Company's expense), if applicable, all copies, other than permanent file copies, then in such Holder's possession of the prospectus or prospectus supplement relating to such Registrable Securities current at the time of receipt of such notice. As promptly as practicable following the event or discovery referred to in clause (i) of the immediately preceding sentence, the Company shall prepare and make available to the Holders whose Registrable Securities are included in the Registration Statement the amendment or supplement of such prospectus so that, as thereafter made available to purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything to the contrary in this Section 6 if the filing or maintenance of the Registration Statement would require the Company to make a disclosure that would, in the reasonable judgment of the Company's Board of Directors, have a material adverse effect on the business, operations, properties, prospects or financial condition of the Company or on pending or imminent transactions, the Company shall have the right, exercisable for a period not to exceed in the aggregate 60 consecutive calendar days in any period of twelve consecutive months (the “Blackout Period”) upon written notice to the Holders, to delay the filing of the Registration Statement or of any amendment thereto, to suspend its obligation to maintain the effectiveness of the Registration Statement and to suspend the use of any prospectus or prospectus supplement in connection with the Registration Statement. Each Holder agrees that upon receipt of any such notice from the Company, it shall immediately cease all efforts to dispose of Registrable Securities pursuant to the Registration Statement until such time as the Company shall notify it of the end of such restrictions or, if earlier, the expiration of the Blackout Period.

7.  Indemnification. (a) Whenever the Registration Statement relating to the Shares issued upon exercise of the Placement Agent's Warrant is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless each Holder of the securities covered by the Registration Statement, amendment or supplement (such Holder being hereinafter called the “Distributing Holder”), and each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement as declared effective or any final prospectus constituting a part thereof or any amendment or supplement thereto, (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act, or any alleged act or failure to act, by any Distributing Holder in connection with, or relating in any manner to, the Registration Statement or the offering contemplated thereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above; (provided that the Company shall not be liable in the case of any matter covered by this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such act or failure to act undertaken or omitted to be taken by such Distributing Holder through its gross negligence or willful misconduct) and will reimburse the Distributing Holder or such controlling person or underwriter promptly upon demand for any legal or other expense reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder or any other Distributing Holder for use in the preparation thereof and provided further, that the indemnity agreement provided in this Section 7(a) with respect to any preliminary prospectus shall not inure to the benefit of any Distributing Holder, controlling person of such Distributing Holder, underwriter or controlling person of such underwriter from whom the person asserting any losses, claims, charges, liabilities or litigation based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state therein a material fact, received such preliminary prospectus, if a copy of the prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected has not been sent or given to such person within the time required by the Act and the rules and regulations of the Commission thereunder. This indemnity agreement is not exclusive and will be in addition to any liability, which the Company might otherwise have and shall not limit any rights or remedies that may otherwise be available at law or in equity to each Distributing Holder.

(b)  The Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon (i) any untrue or alleged untrue statement of any material fact contained in said Registration Statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or (ii) are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability, which each Distributing Holder might otherwise have and shall not limit any rights or remedies that may otherwise be available at law or in equity to the Company.

(c)  Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for indemnity or contribution to the extent the indemnifying party is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party, and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with any other indemnifying party similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel (which approval shall not be unreasonably withheld or delayed), the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

(i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action); (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party satisfactory to the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)  The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes: (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding; and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)  Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred, but in all cases, no later than forty-five (45) days after invoice to the indemnifying party.

(f)  If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the “control” stockholders on the one hand or the Distributing Holder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and each Distributing Holder agree that it would not be just and equitable if contributions pursuant to this Section 7(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(f): (i) each Distributing Holder shall not be required to contribute any amount in excess of the amount of proceeds received by such Holder from sale(s) of such Holder's Shares pursuant to the Registration Statement; and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.  Adjustment of Exercise Price. The Exercise Price in effect at the time and the number and kind of securities purchasable upon the exercise of this Placement Agent's Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

(a)  In case the Company shall (i) declare a dividend or make a distribution on its outstanding Common Shares in Common Shares, (ii) subdivide or reclassify its outstanding Common Shares into a greater number of shares, (iii) combine or reclassify its outstanding Common Shares into a smaller number of shares, or (iv) enter into any transaction whereby the outstanding Common Shares of the Company are at any time changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation through reorganization, merger, consolidation, liquidation or recapitalization, then appropriate adjustments in the number of Shares (or other securities for which such Shares have previously been exchanged or converted) subject to this Placement Agent's Warrant shall be made and the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization shall be proportionately adjusted so that the Holder of this Placement Agent's Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares or other securities which, if this Placement Agent's Warrant had been exercised by such Holder immediately prior to such date, the Holder would have been entitled to receive upon such dividend, distribution, subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization. For example, if the Company declares a 2 for 1 stock subdivision (split) and the Exercise Price hereof immediately prior to such event was $7.00 per Share and the number of Shares issuable upon exercise of this Placement Agent's Warrant was 85,500, the adjusted Exercise Price immediately after such event would be $3.50 per Share and the adjusted number of Shares issuable upon exercise of this Placement Agent's Warrant would be 171,000. Such adjustment shall be made successively whenever any event listed above shall occur.

(b)  Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of the Placement Agent's Warrant to be mailed to the Holder, at its address set forth herein, and shall cause a certified copy thereof to be mailed to the Company's transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

(c)  In the event that at any time, as a result of an adjustment made pursuant to the provisions of this Section 8, the Holder of the Placement Agent's Warrant thereafter shall become entitled to receive any shares of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of the Placement Agent's Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Sections 8(a) above.

9.  Governing Law. This Agreement shall be governed by and in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof.

10.  Binding Effect on Successors. In case of any consolidation of the Company with, or merger of the Company into, any other entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company at any time prior to the Expiration Date, then as a condition of such consolidation, merger or sale or conveyance, the Company shall give written notice of consolidation, merger, sale or conveyance to the Holder and, from and after the effective date of such consolidation, merger, sale or conveyance the Placement Agent's Warrant shall represent only the right to receive the consideration that would have been issuable in respect of the Shares underlying the Placement Agent's Warrant in such consolidation, merger, sale or conveyance had the Placement Agent's Warrant been exercised in full immediately prior to such effective time and the Holder shall have no further rights under this Placement Agent's Warrant other than the right to receive such consideration.

11. Fractional Shares. No fractional shares shall be issued upon exercise of this Placement Agent’s Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Exercise Price.

12. Lost Warrants. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Placement Agent's Warrant and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss and indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Placement Agent's Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

13. Headings. The headings of the several sections and paragraphs of this Placement Agent's Warrant are inserted for convenience only and do not constitute a part of this Placement Agent's Warrant.

14. Modification and Waiver. This Placement Agent's Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

15. Survival. The rights and obligations of the Company, of the Holder and of the holder of Shares issued upon exercise of this Placement Agent's Warrant shall survive the exercise of this Placement Agent's Warrant.

16. Remedies. The Company stipulates that the remedies at law of the Holder of this Placement Agent’s Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Placement Agent’s Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

IN WITNESS WHEREOF, the Company has caused this Placement Agent's Warrant to be signed by its duly authorized officers under its corporate seal, and this Placement Agent's Warrant to be dated December 18, 2006.

ALTAIR NANOTECHNOLOGIES INC.

By:  _____________________________________
Name:
Title:

PURCHASE FORM

(To be signed only upon exercise of Warrant)

The undersigned, the holder of the foregoing Placement Agent's Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, _______________ Common Shares, without nominal or par value per share (the “Shares”), of ALTAIR NANOTECHNOLOGIES INC. and either

☐  tenders herewith payment of the aggregate Exercise Price in respect of the Shares in full, in the amount of $_________; or

☐   elects pursuant to Section 2(b) of such Warrant to convert such Warrant into Common Shares on a cashless exercise basis; and

☐   requests that the certificates for the Shares issued in the name(s) of, and delivered to _________________, whose address(es) is (are):

Dated: _________________

By:
_____________________________________

_____________________________________

_____________________________________
Address

TRANSFER FORM

(To be signed only upon transfer of Placement Agent's Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto ______________________________ the right to purchase Shares represented by the foregoing Placement Agent's Warrant to the extent of __________ Shares, and appoints _________________________ attorney to transfer such rights on the books of Altair Nanotechnologies Inc., with full power of substitution in the premises.

Dated: __________________________

By:
_____________________________________

_____________________________________

_____________________________________
Address

In the presence of:

____________________________________